UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006

PROTEIN POLYMER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19724	33-0311631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10655 Sorrento Valley Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 558-6064

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Protein Polymer Technologies, Inc. (the “Company”) is filing this Current Report on Form 8-K/A (Amendment No. 1) (this “Amendment”) to its Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 18, 2006 (the “Original Report”) to amend and restate Item 1.01 to the Original Report in order to correct an incorrect reference to “One Million Five Hundred Dollars” such that the amount is correctly stated as “One Million Five Hundred Thousand Dollars”. Pursuant to Rule 12b-15 promulgated under the Securities Exchange Act of 1934, as amended, this Amendment sets forth below the complete text of Item 1.01, as amended.

With the exception of the correction of the above-listed typographical error, this Amendment continues to speak as of the date of the Original Report and we have not updated the disclosure contained herein to reflect events that have occurred since the filing of the Original Report.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 18, 2006, the Company entered into an Amendment No. 2 to the Note, dated as of July 14, 2006 in favor of Matthew J. Szulik (the “Payee”), by and among the Company, Taurus Advisory Group, LLC, as agent for the Payee and James Tagliaferri, pursuant to which the principal amount of the Note was increased from One Million Dollars ($1,000,000.00) to One Million Five Hundred Thousand Dollars ($1,500,000.00) in consideration for the Company agreeing to pay the Payee additional interest on the Note in the aggregate amount of Nine Thousand Eight Hundred Eighty-Nine Dollars ($9,889.00).

The details of the Note and ancillary agreements thereto as called for by this Item 1.01 are fully set forth in Item 1.01 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2006, Item 1.01 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2006 and is incorporated herein by reference in its entirety.

Material Relationship with the Company

Apart from ownership of Company securities, the Payee has no material relationship with the Company. Mr. Szulik’s collateral agent and designee, Taurus Advisory Group, LLC, is a registered investment advisor and advises a number of the Company’s stockholders in investment decisions, including decisions about whether to invest in our stock. Taurus has discretionary authority to vote or dispose of the shares held in its client accounts and therefore may be deemed to be the beneficial owner of such shares. Taurus expressly disclaims such beneficial ownership.

Based upon the Company’s stock records and data supplied to the Company by the holders, the Company believes that the Payee, prior to his acquisition of the Warrant, was the beneficial owner of approximately 16.48% of the Company’s securities. Beneficial ownership is determined by the Company in accordance with rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to securities. Shares of the Company’s common stock issuable upon conversion of preferred stock or subject to options or warrants exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such preferred stock, options or warrants but are not deemed outstanding for computing the percentage of any other person.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEIN POLYMER TECHNOLOGIES, INC., a Delaware corporation
Date: August 21, 2006	By: /s/ William N. Plamondon, III William N. Plamondon, III Chief Executive Officer